UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               DIGITALTHINK, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                  7372                   94-3244366
      (State or other       (Primary Standard             (I.R.S. Employer
      jurisdiction of       Industrial Classification     Identification Number)
      incorporation or      Code Number)
      organization)
                               601 Brannan Street
                             San Francisco, CA 94107
                                 (415) 625-4000


(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 Michael W. Pope
                             Chief Executive Officer
                               DigitalThink, Inc.
                               601 Brannan Street
                             San Francisco, CA 94107
                                 (415) 625-4000


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                  JODIE BOURDET
                               Cooley Godward LLP
                                Attorneys At Law
                         One Maritime Plaza, 20th Floor
                          San Francisco, CA 94111-3580

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

=============   =================   ==========   =============   ===============
                                      Proposed        Proposed
Title of Each                          Maximum         Maximum
Class of                   Amount     Offering       Aggregate         Amount of
Securities to               to be        Price        Offering      Registration
be Registered      Registered (1)    Per Share           Price               Fee
-------------   -----------------   ----------   -------------   ---------------
-------------   -----------------   ----------   -------------   ---------------

1999 Employee
Stock
Purchase Plan
Common Stock,
$0.001 par
value                 700,000 (2)    $2.53 (3)      $1,770,125           $143.20
-------------   -----------------   ----------   -------------   ---------------
-------------   -----------------   ----------   -------------   ---------------
Total Registration Fees:                                                 $143.20
=============   =================   ==========   =============   ===============


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement ("Registration Statement") includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the referenced Plan.

(2) The 700,000 shares being registered under the 1999 Employee Stock Purchase Plan represent the increase approved at our most recent annual stockholders meeting, held on July 30, 2003.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common
     Stock as reported on the Nasdaq National Market on August 19, 2003, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases of Common Stock under the referenced Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 700,000 additional shares of our Common Stock, reserved for issuance under the terms of the 1999 Employee Stock Purchase Plan. The contents of the previous Registration Statements on Form S-8 (File No. 333-43284, File No. 333-56770, File No. 333-68384, File No. 333-86732 and File No. 333-104650) that we filed with the Securities and Exchange Commission ("the Commission") are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference:

(a) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed pursuant to Section 13(a) of the Securities Act of 1934, as amended ("the Securities Act"), on June 10, 2003.

(b) Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed pursuant to Section 13(a) of the Securities Act on August 12, 2003.

(c) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on December 28, 1999.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit
Number        Document
-------       -------------------------------------------------------
5.1           Opinion of Cooley Godward LLP
23.1          Independent Auditors' Consent
23.2          Consent of Cooley Godward LLP (included in Exhibit 5.1)
24.1          Power of Attorney (see signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on August 25, 2003.

                                        DIGITALTHINK, INC.

                                        By:  /s/ MICHAEL W. POPE
                                        -----------------------------
                                        Michael W. Pope
                                        Chief Executive Officer,
                                        President and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Pope and Robert J. Krolik, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                 TITLE                          DATE
------------------------  -----------------------------  -----------------------
/S/ MICHAEL W. POPE       Chief Executive Officer,       August 25, 2003
------------------------  President and Director
Michael W. Pope           (Principal Executive Officer)


/S/ JON C. MADONNA        Chairman of the Board          August 25, 2003
------------------------
Jon C. Madonna


/S/ PETER J. GOETTNER     Director                       August 25, 2003
------------------------
Peter J. Goettner


/S/ ROGER GODDU           Director                       August 25, 2003
------------------------
Roger Goddu


/S/ STEVEN L. ESKENAZI    Director                       August 25, 2003
------------------------
Steven L. Eskenazi


/S/ SAMUEL D. KINGSLAND   Director                       August 25, 2003
------------------------
Samuel D. Kingsland


/S/ WILLIAM H. LANE III   Director                       August 25, 2003
------------------------
William H. Lane III


/S/ RODERICK C. MCGEARY   Director                       August 25, 2003
------------------------
Roderick C. McGeary

                                INDEX TO EXHIBITS

Exhibit
Number     Document
-------    -------------------------------------------------------
5.1        Opinion of Cooley Godward LLP
23.1       Independent Auditors' Consent
23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1)
24.1       Power of Attorney (see signature page)